Texas United Bancshares, Inc. Announces
Second Quarter Earnings

For immediate release: July 19, 2004

LA GRANGE – Texas United Bancshares, Inc. (Nasdaq: TXUI) today reported second quarter 2004 net income of $1.5 million or $0.36 per diluted share, compared with net income of $1.4 million or $0.34 per diluted share for the second quarter of 2003. For the three months ended June 30, 2004, the annualized return on average assets was 0.83% and annualized return on average equity was 15.75%. For the first six months of 2004, net income was $3.1 million or $0.73 per diluted share, up from $2.5 million or $0.61 per diluted share in the first six months of 2003. The annualized return on average assets was 0.90% and annualized return on average equity was 15.73% for the six months ended June 30, 2004.

Other financial results for the second quarter 2004 included net interest income before the provision for loan losses of $7.1 million, up 8.9% compared with the second quarter of 2003. For the first six months of 2004, net interest income before the provision for loan losses was $13.8 million, up 7.6% compared with the first six months of 2003. The net interest margin for the second quarter of 2004 was 4.46% compared with 5.16% for the same period in 2003. Average total loans, including loans held for sale, for the second quarter of 2004 were up $56.9 million, a 15.5% increase from the second quarter last year. Average deposits for the second quarter of 2004 were up $85.3 million, a 17.9% increase from the same period of 2003.

Non-interest income was $4.7 million in the second quarter of 2004 compared with $3.4 million for the same period in 2003. For the first six months of 2004, non-interest income was $8.6 million, compared with $7.0 million for the same period in 2003. The increase for the three and six months ended June 30, 2004 is mainly attributed to gains on the sale of mortgage loans generated from Community Home Loan, Inc.

Non-interest expense for the second quarter of 2004 was $9.2 million compared with $7.4 million for the same period in 2003. For the first six months of 2004, non-interest expense was $17.3 million compared with $14.9 million for the same period in 2003. The increase for the three and six months ended June 30, 2004 is mainly attributed to the employee compensation and benefits and other expenses related to Community Home Loan, Inc. The provision for loan losses was $300,000 in the second quarter 2004 compared with $500,000 for the same quarter in 2003.

Non-performing assets totaled $2.6 million or 0.61% of loans and other real estate at June 30, 2004 compared with $2.3 million or 0.59% at December 31, 2003. For the first six months of 2004, net charge-offs were $221,000 or 0.05% of average total loans compared with $2.3 million or 0.61% for the year ended December 31, 2003. The allowance for loan losses totaled $4.1 million at June 30, 2004 compared with $3.9 million at December 31, 2003.

As of June 30, 2004, Texas United Bancshares, Inc. had total assets of $751.6 million and total deposits of $567.4 million. Shareholders’ equity of $37.6 million represented 5.0% of total assets.

Texas United Bancshares, Inc. is a registered financial holding company listed on the Nasdaq National Market under the symbol “TXUI.” Its wholly owned subsidiary, State Bank, offers a complete range of banking services through 18 full service banking centers and four loan production offices located in the greater central and south central Texas area. In addition, State Bank has nine mortgage loan production offices located in Houston, San Antonio and Kerrville through its wholly owned subsidiary, Community Home Loan, Inc.

In connection with the proposed merger of GNB Bancshares, Inc. (“GNB”) into Texas United, Texas United will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Texas United’s common stock to be issued to the shareholders of GNB. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of GNB and the shareholders of Texas United seeking their approval of the proposed transaction.

TEXAS UNITED URGES INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TEXAS UNITED, GNB AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the joint proxy statement/prospectus may also be obtained by directing a request by telephone or mail to Texas United Bancshares, Inc., 202 West Colorado St., La Grange, Texas 78945, Attn: Investor Relations. Texas United’s telephone number is (979) 968-8451.

The directors, executive officers, and certain other members of management of Texas United and GNB may be soliciting proxies in favor of the merger from the companies’ respective shareholders. For information about Texas United’s directors, executive officers, and members of management, shareholders are asked to refer to the most recent proxy statement issued by Texas United, which is available on its web site and at the address provided in the preceding paragraph.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release, other written materials, and statements management may make, may contain certain forward-looking statements regarding Texas United’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Texas United intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Texas United, are generally identified by use of the words “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Texas United’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The following factors, among others, could cause actual results to differ materially from the expectations stated in any forward-looking statement: the ability of Texas United and GNB to obtain the required shareholder or regulatory approvals for the merger of GNB into Texas United or to consummate the merger; the ability of Texas United to obtain the required regulatory approvals for the purchase of the branches from Central Bank; the ability to successfully integrate GNB and the Caldwell and Lexington branches with Texas United following the merger and the branch purchase; a materially adverse change in the financial condition of either Texas United or GNB; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting Texas United’s operations, pricing, products and services. The forward-looking statements are made as of the date of this release and, except as may be required by applicable law or regulation, Texas United undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission.

Copies of our Texas United’s filings are also available on our website www.statebanktx.com under the caption of investor relations.

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except per share amounts)

	2004		2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$7,148	$6,664	$6,621	$6,770	$6,561
Provision for loan losses	300	150	800	800	500
Non-interest income
Service charges on deposits accounts	2,228	1,597	1,737	1,718	1,689
Mortgage servicing revenue	290	208	76	400	132
Net gain on securities transactions	71	77	3	376	684
Other	2,078	2,022	1,871	654	884

Total non-interest income	$4,667	$3,904	$3,687	$3,148	$3,389
Non-interest expense
Employee compensation and benefits	5,722	4,274	4,375	4,509	4,349
Occupancy	1,117	1,088	1,142	1,214	1,144
Other	2,357	2,788	2,636	1,199	1,934

Total non-interest expense	$9,196	$8,150	$8,153	$6,922	$7,427

Income before provision for taxes	2,319	2,268	1,355	2,196	2,023
Income taxes	824	703	166	667	631

Net income	$1,495	$1,565	$1,189	$1,529	$1,392

PER SHARE DATA
Earnings per share — basic	$0.37	$0.39	$0.30	$0.38	$0.35
Earnings per share — diluted	0.36	0.37	0.29	0.37	0.34
Cash dividends	0.07	0.07	0.07	0.07	0.07
Book value per share	9.34	10.17	9.49	9.11	9.68
Period-end common shares outstanding	4,025	4,017	4,002	3,995	3,995
Weighted average shares – basic	4,020	4,010	4,000	3,995	3,978
Weighted average shares — diluted	4,200	4,193	4,154	4,163	4,139
SELECTED ANNUALIZED RATIOS
Return on average assets	0.83%	0.96%	0.75%	0.97%	0.93%
Return on average equity	15.75	15.33	12.86	16.70	14.38
Net interest margin	4.46	4.63	4.75	4.91	5.16

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(Dollars in thousands)

	2004		2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
Average Balance:
Loans (including loans held for sale)	$424,805	$391,820	$376,623	$384,748	$367,909
Earning assets	645,214	578,730	568,074	568,068	527,609
Total assets	716,168	650,610	632,285	631,398	601,609
Total deposits	561,454	517,797	505,431	501,208	476,178
Shareholders’ equity	37,960	40,845	36,970	36,621	38,728
Period-End Balance:
Loans (including loans held for sale)	$435,128	$406,840	$384,331	$373,438	$369,514
Earning assets	676,414	589,071	568,878	560,158	543,863
Goodwill and intangible assets	14,704	14,365	13,941	14,259	12,896
Total assets	751,631	658,720	637,684	630,142	614,374
Total deposits	567,440	536,749	501,136	503,706	495,614
Shareholders’ equity	37,570	40,845	37,987	36,396	38,647
ASSET QUALITY
Allowance for loan losses:	$4,122	$4,093	$3,893	$3,896	$3,584
As a percentage of period-end loans	0.95%	1.01%	1.01%	1.04%	0.97%
Net charge-offs (recoveries):	$271	$(50)	$803	$488	$509
As a percentage average loans (annualized)	0.26%	(0.01)%	0.85%	0.51%	0.55%
Non-performing assets:
Past due and non-accrual	$976	$2,073	$1,988	$1,373	$1,445
Other real estate	1,672	333	273	449	369

Total	$2,648	$2,406	$2,261	$1,822	$1,814
As a percentage of:
Total assets	0.35%	0.37%	0.35%	0.29%	0.30%
Total loans plus other real estate	0.61	0.59	0.59	0.49	0.49
CONSOLIDATED CAPITAL RATIOS
Tier 1 risk-based capital ratio	8.88%	9.61%	9.54%	8.09%	8.35%
Total risk-based capital ratio	9.74	10.56	10.47	9.01	9.26
Leverage ratio	6.04	6.46	6.46	5.47	5.56

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except per share amounts)

	Six Months Ended
	June 30
	2004	2003
CONDENSED INCOME STATEMENTS
Net interest income	$13,812	$12,832
Provision for loan losses	450	1,300
Non-interest income
Service charges on deposit accounts	3,825	3,298
Mortgage servicing revenue	498	1,151
Net gain on securities transactions	148	915
Other	4,100	1,605

Total non-interest income	8,571	6,969
Non-interest expense
Employee compensation and benefits	9,996	7,805
Occupancy	2,205	2,265
Other	5,145	4,847

Total non-interest expense	17,346	14,917
Income before provision for income taxes	4,587	3,584
Income taxes	1,527	1,061

Net income	$3,060	$2,523
PER SHARE DATA
Earnings per share — basic	$0.76	$0.64
Earnings per share — diluted	0.73	0.61
Cash dividends	0.14	0.14
Book value per share	9.34	9.68
OUTSTANDING SHARES (shares in thousands)
Period-end common shares outstanding	4,025	3,995
Weighted average shares outstanding — basic	4,015	3,971
Weighted average shares outstanding — diluted	4,197	4,130
SELECTED ANNUALIZED RATIOS
Return on average assets	0.90%	0.85%
Return on average equity	15.73	13.48
Net interest margin	4.57	5.17

Texas United Bancshares, Inc.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(Dollars in thousands)

	Six Months Ended
	June 30
	2004	2003
BALANCE SHEET SUMMARY
Average Balance:
Total loans (including loans held for sale)	$408,329	$373,139
Earning assets	607,582	518,290
Total assets	682,258	591,448
Total deposits	540,407	463,798
Shareholders’ equity	38,897	37,428
Period-End Balance:
Total loans (including loans held for sale)	$435,128	$369,514
Earning assets	676,414	543,863
Goodwill and intangible assets	14,704	12,896
Total assets	751,631	614,374
Total deposits	567,440	495,614
Shareholders’ equity	37,570	38,647

ASSET QUALITY
Allowance for loan losses	$4,122	$3,584
As a percentage of period-end loans	0.95%	0.97%
Net charge-offs:	$221	$1,012
As a percentage of average loans	0.05%	0.27%
Non-performing assets:
Past due and non-accrual loans	$976	$1,445
Other real estate	1,672	369

Total	$2,648	$1,814
As a percentage of:
Total assets	0.35%	0.30%
Total loans plus other real estate	0.61	0.49